EXHIBIT 99.1

                            GRANT PARK FUTURES FUND

[LOGO]

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                     GRANT PARK WEEKLY PERFORMANCE STATISTICS

                          WEEKLY ROR              MTD ROR                YTD ROR
CLASS A UNITS               0.65%                  4.29%                 -10.33%
CLASS B UNITS               0.63%                  4.24%                 -11.03%
--------------------- -------------------------------- -------------------------

             WEEKLY COMMENTARY FOR THE WEEK ENDED NOVEMBER 19, 2004

The Fund was profitable over the past week as profits from positions in the currency and metals sectors outpaced losses in the financials and stock indices.

Long positions in foreign currencies gained ground as the U.S. dollar sank on comments from Federal Reserve Chairman Alan Greenspan suggesting that the U.S. may be growing too dependent upon foreign capital to fund the trade deficit. Speaking in Germany the Fed chief told a group of central bankers that the growing U.S. current account deficit could, at some point, cause foreign demand for U.S. dollars, bonds and equities to subside. These comments were made after Treasury Secretary John Snow told the same group that currency intervention (a process whereby a nation's central bank intercedes to either buy or sell that nation's currency in order to support or devalue it) was, at best, "unrewarding." Analysts said that Snow's comments suggested to investors that the U.S. would not step in to support the dollar in the event of a further sell-off. The dollar traded to its lowest levels against the Japanese yen since April of 2000 and ended the week more than 2 cents lower against that currency. Longs in the euro, Australian dollar, Swiss franc and South African rand were all profitable as well. Short positions in the dollar index additionally profited from a decline of 0.39 points in the contract.

The weakness in the dollar led to higher prices in the precious metals markets. Longs in the December gold contract on the COMEX in New York benefited as the market rallied $8.70 for the week to settle at $447.00 per ounce after establishing a new contract intraday high of $448.50. Long positions in the copper market were profitable as the December COMEX (New York Commodity Exchange) contract finished 5.40 cents higher at $1.4820 per pound. Copper on the London Metals Exchange was also higher for the week. Silver fell 2.2 cents, causing small losses from long positions in that contract.

Long positions in stock indices posted losses during the week. Greenspan's comments sparked a Friday sell-off in the S&P Composite Index that pushed the contract down to 1172.30, a loss of 10.40 points for the week. Analysts further suggested that higher oil prices also contributed to the sell-off. Long overseas positions also lost some ground; the German DAX, Paris CAC and London FTSE all settled slightly lower for the week.

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY


                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
Dearborn Capital Management, L.L.C.          Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,              website: www.dearborncapital.com
Chicago, IL 60661                              e-mail: funds@dearborncapital.com

Lastly, long positions in foreign financials also suffered losses as prices for fixed income products fell on the week. Positions overseas were the biggest losers as investors moved to take profits after last week's rally. The Eurex bund, LIFFE euribor and British short sterling all closed lower by the end of the week. Losses also came from longs in the Australian 10-year bond and 90-day bill contracts as well as the Ten-year and Five-year Treasury notes on the Chicago Board of Trade.











































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY


                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
Dearborn Capital Management, L.L.C.          Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,              website: www.dearborncapital.com
Chicago, IL 60661                              e-mail: funds@dearborncapital.com